Amarantus Appoints Robert Farrell, J.D. as Chief Financial Officer

SAN FRANCISCO, April 1, 2014 (GLOBE NEWSWIRE) -- Amarantus Bioscience Holdings, Inc. (AMBS), a biotechnology company focused on the discovery and development of novel diagnostics and therapeutics related to cell cycle dysregulation, endoplasmic reticulum stress, neurodegeneration and apoptosis, today announced the appointment of Mr. Robert Farrell, J.D. as Chief Financial Officer. Mr. Farrell brings over 20 years of healthcare, public company and CFO experience to Amarantus. Mr. Marc Faerber will continue with Amarantus in his new role as Corporate Controller and Vice President of Financial Operations.

"Amarantus is very well positioned to generate significant shareholder value through the further development and commercialization of its key assets in the months and years ahead," said Mr. Farrell, Amarantus' newly appointed Chief Financial Officer. "I am pleased to be joining now at this critical juncture as the Company prepares to uplist its common shares to a national stock exchange in 2014 as we commercialize LymPro, initiate a Phase 2B clinical trial for Eltoprazine in Parkinson's disease and prepare the MANF Program for an orphan drug designation submission. We expect 2014 to be a transformative year for Amarantus as we lay the groundwork for long-term shareholder value creation."

Mr. Farrell served as Chief Financial Officer of Titan Pharmaceuticals from 1996 to 2008, and as President and CEO from 2008 to 2010. During his tenure at Titan Mr. Farrell was responsible for all SEC filings, fund raising, financial and tax planning strategies, mergers & acquisitions, corporate partnerships, licensing transactions and financial operations, where he raised over $390M via public equity and non-dilutive financings, including seven corporate partnerships. Mr. Farrell most recently served as CFO at Sanovas, Inc. Mr. Farrell previously served as CFO, Corporate Group Vice President and General Counsel at Fresenius USA and Fresenius Medical Care where he completed 6 corporate partnership and M&A transactions totaling over $4B. Mr. Farrell also previously served as the CFO for the Institute for One World Health in San Francisco and currently serves on the Board of Directors of Prime Genomics, Inc. Mr. Farrell holds a J.D. from the University of California's Hastings School of Law.

"We are extremely pleased to add Robert Farrell to our team as we begin to build momentum towards uplisting our common shares on a national stock exchange in 2014," said Gerald E. Commissiong, President & CEO of Amarantus. "I am excited to work closely with Bob as we move our products ahead in order to maximize the value of our equity and mitigate risks going forward. Bob will bring invaluable experience to our team as we continue to build Amarantus into a world class company dedicated to bringing meaningful solutions to patients."

About Amarantus

Amarantus is a biotechnology company developing treatments and diagnostics for diseases associated with neurodegeneration and protein misfolding-related apoptosis. The Company has licensed Eltoprazine ("Eltoprazine"), a phase 2b ready indication for Parkinson's Levodopa induced dyskinesia and Adult ADHD. The Company has an exclusive worldwide license to the Lymphocyte Proliferation test ("LymPro Test(R)") for Alzheimer's disease and owns the intellectual property rights to a therapeutic protein known as Mesencephalic-Astrocyte-derived Neurotrophic Factor ("MANF") and is developing MANF-based products as treatments for brain disorders. Amarantus is a Founding Member of the Coalition for Concussion Treatment (#C4CT), a movement initiated in collaboration with Brewer Sports International seeking to raise awareness of new treatments in development for concussions and nervous-system disorders. The Company also owns intellectual property for the diagnosis of Parkinson's disease ("NuroPro") and the discovery of neurotrophic factors ("PhenoGuard"). For further information please visit www.Amarantus.com, or connect with the Company on Facebook, LinkedIn, Twitter and Google+.

Certain statements, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are forward-looking statements. These forward-looking statements generally are identified by the words "believes," "project," "expects," "anticipates," "estimates," "intends," "strategy," "plan," "may," "will," "would," "will be," "will continue," "will likely result," and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on our operations and future prospects on a consolidated basis include, but are not limited to: changes in economic conditions, legislative/regulatory changes, availability of capital, interest rates, competition, and generally accepted accounting principles. These risks and uncertainties should also be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

Contact:

Investor/Media Contacts
Aimee Boutcher, Director of Investor Relations
Amarantus Bioscience Holdings, Inc.
408-737-2734 x 101
ir@amarantus.com